    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE _____, 2001

                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933

                           --------------------------

                             ALPHA INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                                         04-2302115
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                       Identification Number)

           20 SYLVAN ROAD, WOBURN, MASSACHUSETTS 01801 (781) 935-5150
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)


                           --------------------------


               ALPHA INDUSTRIES SAVINGS AND RETIREMENT 401(K) PLAN

                            (Full Title of the Plan)


                        JAMES K. JACOBS, GENERAL COUNSEL
                             ALPHA INDUSTRIES, INC.
                   20 SYLVAN ROAD, WOBURN, MASSACHUSETTS 01801
                                 (617) 824-4426
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent for Service)

                           --------------------------


                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                          Proposed         Proposed
                                       Amount             Maximum           Maximum            Amount of
     Title of Each Class of            to Be           Offering Price      Aggregate         Registration
  Securities to Be Registered        Registered        Per Share (1)   Offering Price (1)      Fee (2)
----------------------------------------------------------------------------------------------------------
Common Stock, $ .25 par  value    200,000 Shares (2)    $ 22.33          $ 4,466,000         $ 1,116.25
==========================================================================================================

(1) The registration fee has been calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low reported price of the Common Stock of Alpha Industries, Inc. on the Nasdaq National Market on June 20, 2001.

(2) Such presently indeterminable number of additional shares of Common Stock are registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, stock combination or other similar change in the Common Stock.

================================================================================


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are hereby incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended April 2, 2000 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended July 2, 2000, October 1, 2000 and December 31, 2000, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above; and

     (d) The description of the Registrant's Capital Stock contained in the Registrant's Restated Certificate of Incorporation filed as Exhibit 3(a) to the Registrant's Registration Statement on Form S-3 (Registration No. 33-63857)), as amended by that Certificate of Amendment of Restated Certificate of Incorporation dated March 30, 2000 filed as Exhibit 4(a) to this Registration Statement.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.


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ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Tenth of the Registrant's Restated Certificate of Incorporation eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breaches of their fiduciary duty (subject to certain exceptions, such as breaches of the duty of loyalty to registrant or its stockholders), and provides that the Registrant may indemnify its officers and directors to the full extent permitted by law.

     The Registrant's Amended and Restated By-laws include provisions for mandatory indemnification of its officers and directors provided certain conditions are met. Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, as determined in accordance with the Delaware General Corporation Law. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits or otherwise.

     The effect of these provisions would be to permit such indemnification by the Registrant for liabilities arising under the Securities Act of 1933, as amended, to the extent permitted under such act.

     The Registrant has directors' and officers' liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.


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ITEM 8.        EXHIBITS.

Exhibit
Number         Description
--------       -----------

  4(a) Certificate of Amendment of Restated Certificate of Incorporation dated March 30, 2000

  4(b) Specimen Certificate of Common Stock (filed as Exhibit 4(a) to the Registrant's Registration Statement on Form S-3 (Registration No. 33-63857)). *

  5            Legal Opinion of Testa Hurwitz & Thibeault, LLP

 23(a)         Consent of Testa Hurwitz & Thibeault, LLP (contained in
               Exhibit 5)

 23(b)         Consent of KPMG LLP.

 24 Power of Attorney (included on the signature page of this Registration Statement).

------------------
* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to documents previously filed with the Commission, which are incorporated by reference herein.

The undersigned Registrant hereby undertakes that it will submit or has submitted the Alpha Industries Savings and Retirement 401(K) Plan and any amendment thereto to the Internal Revenue Service (IRS) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;


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

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                               [SIGNATURES FOLLOW]


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

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Commonwealth of Massachusetts, on June 25, 2001.

                                        ALPHA INDUSTRIES, INC.


                                        By: /s/ David J. Aldrich
                                           -------------------------------
                                           DAVID J. ALDRICH
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER


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

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David J. Aldrich and Paul E. Vincent, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                       TITLE                            DATE
        ---------                       -----                            ----

    /s/ Thomas C. Leonard        Chairman of the Board               June 25, 2001
------------------------------
    THOMAS C. LEONARD

    /s/ David J. Aldrich         President, Chief Executive          June 25, 2001
------------------------------   Officer and Director
    DAVID J. ALDRICH

    /s/ Paul E. Vincent          Chief Financial Officer             June 25, 2001
------------------------------   Principal Financial Officer and
    PAUL E. VINCENT              Principal Accounting Officer


    /s/ George S. Kariotis       Director                            June 25, 2001
------------------------------
    GEORGE S. KARIOTIS

    /s/ Timothy R. Furey         Director                            June 25, 2001
------------------------------
    TIMOTHY R. FUREY

                                 Director                            June    , 2001
------------------------------
    JAMES W. HENDERSON

    /s/ David J. McLachlan       Director                            June 25, 2001
------------------------------
    DAVID J. MCLACHLAN

    /s/ Arthur Pappas            Director                            June 25, 2001
------------------------------
    ARTHUR PAPPAS

    /s/ Sidney Topol             Director                            June 25, 2001
------------------------------
    SIDNEY TOPOL



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

                                  EXHIBIT INDEX

Exhibit                                                               Sequential
Number    Description                                                  Page No.
-------   -----------

 4(a)     Certificate of Amendment of Restated Certificate of
          Incorporation dated March 30, 2000                               9

 4(b) Specimen Certificate of Common Stock (filed as Exhibit 4(a) to the Registrant's Registration Statement on Form S-3
          (Registration No. 33-63857)). *

 5        Legal Opinion of Testa Hurwitz & Thibeault, LLP                 10

23(a)     Consent of Testa Hurwitz & Thibeault, LLP (contained in
          Exhibit 5)

23(b)     Consent of KPMG LLP.                                            11

24 Power of Attorney (included on the signature page of this Registration Statement).

------------------
* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.


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